Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-157092, 333-128026 and 333-114135) on Form S-8 of our report dated June 20, 2023, with respect to the financial statements and schedule of The Travelers 401(k) Savings Plan.

/s/ KPMG LLP
     KPMG LLP

Hartford, Connecticut
June 20, 2023

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